Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports Q2 2022 Results

Strong year-over-year revenue growth of 70%

Expanded scale driven by continued successful implementation of well-timed strategy

Closed acquisition of Redbox Entertainment Inc., creating the most complete entertainment platform for value-conscious consumers

Management to host a live webcast on August 11, 2022, at 4:30pm ET

COS COB, Conn. – August 11, 2022 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE), one of the largest operators of advertising-supported video-on-demand (AVOD) streaming services, today announced its financial results for the second quarter ended June 30, 2022.

“We delivered outstanding results in our last quarter ahead of the transformational acquisition of Redbox, with 70% revenue growth and 77% Adjusted EBITDA growth on a year-over-year basis,” said William J. Rouhana Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment. “Our growth reflects terrific execution by our ad sales team, supported by strong viewership growth, increased time spent on our new tech platform, and our growing pipeline of original and exclusive programming across our services.”

“Now we move forward with Redbox, which gives us immediate scale, growing our film and television library to over 51,000 titles, establishing a broad complement of AVOD, TVOD and FAST channel services reaching millions of viewers across dozens of platforms, and adding Redbox’s 36,000 kiosks nationwide, supported by a customer loyalty program with over 40 million members. These collective assets create an entertainment company for value-conscious consumers that will generate over $500 million in revenue and $100-$150 million in Adjusted EBITDA on an annualized basis exiting this year, with multiple opportunities to accelerate our growth in 2023 and beyond.”

Second Quarter 2022 Financial Summary

•	Net revenue of $37.6 million, compared to $29.2 million in the first quarter of 2022, and $22.1 million in the year-ago period, an increase of 70% year-over-year
•	Net loss of $20.8 million compared with a net loss of $14.1 million in the first quarter of 2022, and a net loss of $11.1 million in the year-ago period; $18.4 million net loss before dividends, compared with $11.8 million net loss in the first quarter 2022, and $8.8 million net loss in the year-ago period
•	Adjusted EBITDA of $5.6 million, compared with $3.7 million in the first quarter of 2022, and $3.2 million in the year-ago period; an increase of 77% year-over-year

Recent Business Highlights

•	Closed acquisition of Redbox and began integrating key assets into Chicken Soup for the Soul Entertainment operations
•	Announced leadership appointments, including Galen Smith, former CEO of Redbox, as executive vice chairman of Chicken Soup for the Soul Entertainment and Redbox, and Jonathan Katz, former CEO of Scripps Networks, as president of Chicken Soup for the Soul Entertainment
•	Sold out ad inventory again in the second quarter, grew connected TV ad inventory, and expanded ad sales effort which now includes 12 ad rep partners in addition to the company’s in-house sales operation
•	Rapidly grew viewership through additional touchpoint rollouts, now on track to reach 110 by year-end (excluding Redbox)

Gross profit for the quarter ended June 30, 2022, was $6.0 million, or 16% of net revenue, compared with $6.6 million in the first quarter of 2022, or 23% of net revenue, and compared with $6.7 million, or 30% of net revenue for the year-ago period.

Operating loss for the quarter ended June 30, 2022, was $16.8 million, compared with an operating loss of $10.8 million in the first quarter of 2022, and $7.8 million in the year-ago period.

Net loss was $20.8 million, or $1.39 per share, compared with a net loss of $14.1 million, or $0.92 per share, in the first quarter of 2022, and a net loss of $11.1 million, or $0.79 per share in the prior-year period. Excluding preferred dividends, the net loss in the second quarter of 2022 would have been $18.4 million, or $1.23 per share, compared with a net loss of $8.8 million, or $0.63 per share last year.

Adjusted EBITDA for the quarter ended June 30, 2022, was $5.6 million, compared with $3.7 million in the first quarter of 2022, and $3.2 million in the same period last year.

As of June 30, 2022, the company had $23.5 million of cash and cash equivalents compared with $44.3 million as of December 31, 2021, and outstanding debt of $87.0 million as of June 30, 2022, compared with $56.7 million as of December 31, 2021.

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see “Note Regarding Use of Non-GAAP Financial Measures" below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the company's operating performance.

•	Date, Time: Thursday, August 11, 2022, 4:30 p.m. ET.
•	A webcast of the event will also be available in the “Event Calendar” section under the “News & Events” tab of the Chicken Soup for the Soul Entertainment investor relations website at http://ir.cssentertainment.com.
•	To access a dial-in number, the company encourages participants to register in advance by visiting the following pre-registration link here.
•	Please note the format has changed, and a dial-in option is no longer available without pre-registering at the provided link.

Conference Call Replay Information

•	A webcast replay will be made available at http://ir.cssentertainment.com/ under the “News & Events” tab following the completion of the call.

About Chicken Soup for the Soul Entertainment

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates video-on-demand (VOD) streaming services. The company owns Crackle Plus, which owns and operates a variety of ad-supported VOD streaming services including Crackle, Chicken Soup for the Soul, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media and 1091 Pictures subsidiaries and produces original video content through the Chicken Soup for the Soul Television Group. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Note Regarding Use of Non-GAAP Financial Measures

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use a non-GAAP financial measure to evaluate our results of operations and as a supplemental indicator of our operating performance. The non-GAAP financial measure that we use is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring expenses recognized during the three and six months ended June 30, 2022 and 2021, and the likelihood of material non-cash, non-recurring, and acquisition related expenses to occur in future periods, we believe that this non-GAAP financial measure enhances the understanding of our historical and current financial results as well as provides investors with measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. Further, we believe that Adjusted EBITDA enables our board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual, infrequent or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, our actual operating results included in our condensed consolidated financial statements.

We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), film library amortization and related costs (film library amortization, film library revenue shares and participation costs, theatrical release costs) as well as amortization for certain program rights, acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

A reconciliation of net loss to Adjusted EBITDA will be provided in the company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022 to be filed on August 12, 2022, under the section thereof entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

Forward-Looking Statements and Available Information

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, the ability of the Company’s content offerings to achieve market acceptance, the Company’s success in retaining or recruiting officers, key employees, or directors, the ability to protect intellectual property, the ability to complete strategic acquisitions, the ability to manage growth and integrate acquired operations, the ability to pay dividends, regulatory or operational risks, and general market conditions impacting demand for the Company’s services. For a more complete description of these and other risks and uncertainties, please refer the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022. On May 10, 2022, the Company entered into a merger agreement to acquire Redbox Entertainment, Inc. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Information regarding Chicken Soup for the Soul Entertainment’s acquisition of Redbox is qualified by reference to the Company’s Current Reports on Form 8-K, filed on May 11, 2022 and amended on May 12, 2022 and June 6, 2022, and its Registration Statement on Form S-4 declared effective by the SEC on July 15, 2022, the risk factors described therein, and all exhibits filed with respect to such reports and registration statement. Chicken Soup for the Soul Entertainment will file a Current Report on Form 8-K disclosing consummation of the acquisition of Redbox and related transactions and other information on or about August 12, 2022.

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Investor Relations	Media Contact
Taylor Krafchik	Peter Binazeski
Ellipsis	Chicken Soup for the Soul Entertainment
CSSE@ellipsisir.com	pbinazeski@chickensoupforthesoul.com
(646) 776-0886

Chicken Soup for the Soul Entertainment, Inc.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Cash, cash equivalents and restricted cash	$23,483,187	$44,286,105
Accounts receivable, net of allowance for doubtful accounts of $817,395, and $786,830, respectively	67,522,346	60,213,807
Prepaid expenses and other current assets	2,591,236	1,904,273
Operating lease right-of-use assets	10,900,297	—
Content assets, net	114,880,908	63,645,396
Intangible assets, net	17,827,323	18,035,091
Indefinite lived intangible assets	12,163,943	12,163,943
Goodwill	45,463,240	39,986,530
Other assets, net	5,441,580	5,190,954
Total assets	$300,274,060	$245,426,099

LIABILITIES AND EQUITY
Accounts payable and accrued other expenses	$49,373,363	$34,984,226
Due to affiliated companies	3,145,536	489,959
Programming obligations	17,547,500	1,641,250
Film library acquisition obligations	38,738,033	24,673,866
Accrued participation costs	19,689,040	12,323,329
Film acquisition advances	19,121,686	6,196,909
Revolving loan	22,993,443	17,585,699
9.50% Notes due 2025, net of deferred issuance costs of $2,005,118 and $1,402,880, respectively	42,850,782	31,493,020
Contingent consideration	4,709,556	9,764,256
Put option obligation	11,400,000	11,400,000
Operating lease liabilities	12,724,357	—
Other liabilities	5,046,142	3,274,432
Total liabilities	247,339,438	153,826,946

Equity
Stockholders' Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 3,943,148 and 3,698,318 shares issued and outstanding, respectively; redemption value of $98,578,700 and $92,457,950, respectively	394	370
Class A common stock, $.0001 par value, 140,000,000 shares authorized; 9,608,332 and 8,964,330 shares issued, 7,253,794 and 8,019,828 shares outstanding, respectively	964	899
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,654,506 shares issued and outstanding, respectively	766	766
Additional paid-in capital	250,874,126	240,609,345
Deficit	(171,372,394)	(136,462,244)
Accumulated other comprehensive loss	(11,314)	571
Class A common stock held in treasury, at cost (2,354,538 and 944,502 shares, respectively)	(27,158,429)	(13,202,407)
Total stockholders’ equity	52,334,113	90,947,300
Noncontrolling interests	600,509	651,853
Total equity	52,934,622	91,599,153
Total liabilities and equity	$300,274,060	$245,426,099

Chicken Soup for the Soul Entertainment, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue	$37,636,947	$22,134,934	$66,843,144	$45,331,776
Cost of revenue	31,596,524	15,433,719	54,171,932	31,676,653
Gross profit	6,040,423	6,701,215	12,671,212	13,655,123
Operating expenses:
Selling, general and administrative	17,373,018	10,964,362	30,189,538	20,199,181
Amortization and depreciation	1,680,443	1,337,678	3,328,701	2,575,705
Management and license fees	3,763,695	2,213,493	6,684,315	4,533,177
Total operating expenses	22,817,156	14,515,533	40,202,554	27,308,063
Operating loss	(16,776,733)	(7,814,318)	(27,531,342)	(13,652,940)
Interest expense	2,022,770	1,141,044	3,333,229	2,228,988
Other non-operating income, net	(279,405)	(144,569)	(481,197)	(145,139)
Loss before income taxes and preferred dividends	(18,520,098)	(8,810,793)	(30,383,374)	(15,736,789)
Provision for income taxes	14,000	15,000	34,000	29,000
Net loss before noncontrolling interests and preferred dividends	(18,534,098)	(8,825,793)	(30,417,374)	(15,765,789)
Net loss attributable to noncontrolling interests	(142,350)	—	(180,735)	—
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(18,391,748)	(8,825,793)	(30,236,639)	(15,765,789)
Less: preferred dividends	2,391,442	2,253,385	4,673,511	4,506,770
Net loss available to common stockholders	$(20,783,190)	$(11,079,178)	$(34,910,150)	$(20,272,559)

Net loss per common share:
Basic and diluted	$(1.39)	$(0.79)	$(2.30)	$(1.46)
Weighted-average common shares outstanding:
Basic and diluted	14,950,458	14,059,211	15,152,222	13,848,655

Chicken Soup for the Soul Entertainment, Inc.
Adjusted EBITDA
(unaudited)
	Three Months Ended March 31,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss available to common stockholders	$(20,783,190)	$(11,079,178)	$(34,910,150)	$(20,272,559)
Preferred dividends	2,391,442	2,253,385	4,673,511	4,506,770
Provision for income taxes	14,000	15,000	34,000	29,000
Other taxes	178,403	103,854	258,775	188,347
Interest expense	2,022,770	1,141,044	3,333,229	2,228,988
Film library amortization and related costs	14,666,992	6,841,349	24,354,016	13,770,016
Share-based compensation expense	957,859	231,844	1,954,656	463,688
Expense for bad debt and video returns	692,295	907,837	1,274,129	1,602,049
Amortization and depreciation	2,674,893	1,721,011	4,678,966	3,342,371
Other non-operating income, net	(279,405)	(144,569)	(481,197)	(145,139)
Transitional expenses	255,615	192,054	363,400	192,054
All other nonrecurring costs	2,777,637	967,848	3,698,069	1,807,898
Adjusted EBITDA	$5,569,311	$3,151,479	$9,231,404	$7,713,483

Chicken Soup for the Soul Entertainment, Inc.
Adjusted Earnings Per Share
(unaudited)

	Three Months Ended June 30,
	2022	2021
Basic and diluted loss per share	$(1.39)	$(0.79)
Amortization related to acquired intangible assets	0.11	0.09
Adjusted basic and diluted loss per share	$(1.28)	$(0.70)

	Six Months Ended June 30,
	2022	2021
Basic and diluted loss per share	$(2.30)	$(1.46)
Amortization related to acquired intangible assets	0.21	0.18
Adjusted basic and diluted loss per share	$(2.09)	$(1.28)